Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS
‒ Q3 2025 Net Revenue of $785 million; GAAP Net Income of $2 million; Diluted Income per Share of $0.01 ‒
‒ Adjusted EBITDA of $160 million; Adjusted Diluted EPS of $0.17 ‒
‒ Updated 2025 Full Year Guidance ‒

BRIDGEWATER, NJ, October 30, 2025 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the third quarter ended September 30, 2025.

“Amneal delivered another strong quarter and updated our 2025 outlook, underscoring the strength of our diversified business and the ongoing evolution of our portfolio. CREXONT® for Parkinson’s disease and other key branded products continue to drive Specialty growth, complemented by the launch this month of BREKIYA® in the migraine space. At the same time, our Affordable Medicines segment is entering a significant new product launch cycle, with multiple complex approvals this quarter and numerous new key launches expected ahead. Together with our recent refinancing, Amneal is closing 2025 and entering 2026 from a position of strength and momentum,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Third Quarter 2025 Results

Net revenue in the third quarter of 2025 was $785 million, an increase of 12% compared to $702 million in the third quarter of 2024. Specialty net revenue increased 8% driven by key branded products, including CREXONT® and UNITHROID®. Affordable Medicines net revenue increased 8% driven by strong performance of our complex product portfolio and new product launches. AvKARE net revenue increased 24% driven by growth in the government label sales channel.

Net income attributable to Amneal Pharmaceuticals, Inc. was $2 million in the third quarter of 2025 compared to a net loss of $0.2 million in the third quarter of 2024, reflecting higher revenue and gross profit, partially offset by higher operating expense.

Adjusted EBITDA in the third quarter of 2025 was $160 million, an increase of 1% compared to the third quarter of 2024, reflective of higher revenue and gross profit, partially offset by increased commercial investments to support the CREXONT® and BREKIYA® autoinjector launches and a slight increase in research and development expenses, which included a $22.5 million milestone related to the U.S. Food and Drug Administration Biologics License Application submission of biosimilar candidate to XOLAIR®.

Diluted income per share in the third quarter of 2025 was $0.01 compared to diluted loss per share of $0.00 for the third quarter of 2024, due to the aforementioned factors. Adjusted diluted earnings per share in the third quarter of 2025 was $0.17, an increase of 6% compared to $0.16 for the third quarter of 2024.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Updated 2025 Full Year Guidance

	Updated Guidance	Prior Guidance
Net revenue	$3.0 billion - $3.1 billion	$3.0 billion - $3.1 billion
Adjusted EBITDA (1)	$675 million - $685 million	$665 million - $685 million
Adjusted diluted EPS (2)	$0.75 - $0.80	$0.70 - $0.75
Operating cash flow	$300 million - $330 million	$275 million - $305 million
Operating cash flow, excluding discrete items (3)	$300 million - $330 million	$300 million - $330 million
Capital expenditures (4)	Approximately $100 million	Approximately $100 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.

(2)Accounts for 35% non-controlling interest in AvKARE. Guidance assumes approximately 325 million weighted-average diluted shares outstanding for the year ending December 31, 2025.
(3)Excludes discrete items such as legal settlement payments.
(4)Reflects estimated capital expenditures, net of expected contributions from an alliance party of $20 million.

Amneal’s 2025 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, October 30, 2025, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 272787. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=89042.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global biopharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 290 pharmaceutical products, primarily within the United States. In our Affordable Medicines segment, we are expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In our Specialty segment, we have a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through our AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; anticipated product approvals; expected or estimated operating results and financial performance; statements regarding our positioning for growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted operating cash flow and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.
Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income (loss), which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP (benefit from) provision for income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) (credit) charges related to certain legal matters, including interest, net, (ix) asset impairment charges, (x) (decrease) increase in tax receivable agreement liability, (xi) other and (xii) net income attributable to non-controlling interests, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three and nine months ended September 30, 2025 and 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities).
EBITDA reflects net income (loss) adjusted to exclude interest expense, net, (benefit from) provision for income taxes and depreciation and amortization. Adjusted EBITDA reflects net income (loss) adjusted to exclude (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) acquisition, site closure, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing (viii) (credit) charges related to legal matters, net, (ix) asset impairment charges, (x) foreign exchange loss (gain), (xi) (decrease) increase in tax receivable agreement liability, and (xii) other.
Adjusted operating cash flow reflects cash flow from operations excluding discrete items such as legal settlement payments.
Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents), divided by adjusted EBITDA for the year or trailing twelve months then ended.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$784,513	$702,468	$2,204,441	$2,063,439
Cost of goods sold	510,539	432,910	1,388,323	1,305,874
Gross profit	273,974	269,558	816,118	757,565
Selling, general and administrative	137,815	118,692	380,369	347,749
Research and development	63,352	61,097	151,356	136,449
Intellectual property legal development expenses	2,437	1,967	6,221	3,993
Restructuring and other charges	143	172	1,738	1,862
(Credit) charges related to legal matters, net	—	(149)	(390)	94,909
Other operating income	(117)	(1,030)	(5,239)	(930)
Operating income	70,344	88,809	282,063	173,533
Other (expense) income:
Interest expense, net	(62,814)	(65,511)	(184,854)	(196,933)
Foreign exchange (loss) gain, net	(3,431)	2,274	9,072	815
Decrease (increase) in tax receivable agreement liability	20,808	(11,327)	5,701	(26,719)
Loss on refinancing	(31,365)	—	(31,365)	—
Other income, net	1,235	1,178	3,357	9,610
Total other expense, net	(75,567)	(73,386)	(198,089)	(213,227)
Income (loss) before income taxes	(5,223)	15,423	83,974	(39,694)
(Benefit from) provision for income taxes	(23,355)	3,666	5,614	13,440
Net income (loss)	18,132	11,757	78,360	(53,134)
Less: Net income attributable to non-controlling interests	(15,763)	(11,913)	(41,379)	(32,671)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$2,369	$(156)	$36,981	$(85,805)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.01	$ (—)	$0.12	$(0.28)
Diluted	$0.01	$ (—)	$0.11	$(0.28)
Weighted-average common shares outstanding:
Basic	314,168	309,647	312,998	308,685
Diluted	324,754	309,647	323,704	308,685

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$201,249	$110,552
Restricted cash	34,727	7,868
Trade accounts receivable, net	885,199	775,731
Inventories	614,500	612,454
Prepaid expenses and other current assets	101,511	80,717
Related party receivables	1,292	484
Total current assets	1,838,478	1,587,806
Property, plant and equipment, net	434,991	424,908
Goodwill	595,945	597,436
Intangible assets, net	587,938	732,377
Operating lease right-of-use assets	31,769	31,388
Operating lease right-of-use assets - related party	16,875	10,964
Financing lease right-of-use assets	54,420	56,433
Other assets	39,458	60,133
Total assets	$3,599,874	$3,501,445
Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$731,825	$735,450
Current portion of liabilities for legal matters	40,598	31,755
Revolving credit facility	—	100,000
Current portion of long-term debt, net	7,202	224,213
Current portion of operating lease liabilities	7,985	9,435
Current portion of operating lease liabilities - related party	2,826	3,396
Current portion of financing lease liabilities	3,458	3,211
Related party payables - short term	68,212	22,311
Total current liabilities	862,106	1,129,771
Long-term debt, net	2,566,500	2,161,790
Operating lease liabilities	26,405	24,814
Operating lease liabilities - related party	15,676	9,391
Financing lease liabilities	55,672	56,889
Related party payables - long term	8,587	50,900
Liabilities for legal matters - long term	74,477	85,479
Other long-term liabilities	32,626	26,949
Total long-term liabilities	2,779,943	2,416,212
Redeemable non-controlling interests	67,780	64,974
Total stockholders’ deficiency	(109,955)	(109,512)
Total liabilities and stockholders’ deficiency	$3,599,874	$3,501,445

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$78,360	$(53,134)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	174,345	170,061
Unrealized foreign currency gain	(8,606)	(754)
Amortization of debt issuance costs and discount	18,716	22,280
Reclassification of cash flow hedge	(1,713)	(19,618)
Loss on refinancing	31,365	—
Intangible asset impairment charges	22,784	920
Stock-based compensation	23,751	20,558
Inventory provision	59,326	63,611
Other operating charges and credits, net	3,575	(980)
Changes in assets and liabilities:
Trade accounts receivable, net	(110,228)	(134,031)
Inventories	(66,846)	(78,545)
Prepaid expenses, other current assets and other assets	(20,173)	(2,082)
Related party receivables	(830)	(483)
Accounts payable, accrued expenses and other liabilities	2,744	168,879
Related party payables	3,107	20,339
Net cash provided by operating activities	209,677	177,021
Cash flows from investing activities:
Purchases of property, plant and equipment	(48,290)	(36,769)
Acquisition of intangible assets	(12,514)	(14,050)
Deposits for future acquisition of property, plant and equipment	(7,384)	(1,107)
Proceeds from sale of property, plant and equipment	1,379	—
Proceeds from sale of subsidiary	—	4,989
Net cash used in investing activities	(66,809)	(46,937)
Cash flows from financing activities:
Proceeds from issuance of debt	2,694,750	—
Payments of principal on debt, revolving credit facilities, financing leases and other	(2,805,384)	(133,383)
Payments of deferred financing and refinancing costs	(74,973)	—
Borrowings on revolving credit facilities	218,000	48,000
Proceeds from exercise of stock options	1,407	1,003
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(21,957)	(7,565)
Tax and other distributions to non-controlling interests	(38,825)	(14,442)
Payment of principal on notes payable - related party	—	(44,200)
Proceeds from alliance party	5,572	—
Net cash used in financing activities	(21,410)	(150,587)
Effect of foreign exchange rate on cash	(1,471)	(259)
Net increase in cash, cash equivalents, and restricted cash	119,987	(20,762)
Cash, cash equivalents, and restricted cash - beginning of period	118,420	99,107
Cash, cash equivalents, and restricted cash - end of period	$238,407	$78,345
Cash and cash equivalents - end of period	$201,249	$74,006
Restricted cash - end of period	34,727	4,339
Long-term restricted cash included in other assets - end of period	2,431	—
Cash, cash equivalents, and restricted cash - end of period	$238,407	$78,345

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2025	2024	2025	2024	2024
Net income (loss)	$18,132	$11,757	$78,360	$(53,134)	$(73,876)
Adjusted to add:
Interest expense, net	62,814	65,511	184,854	196,933	258,595
(Benefit from) provision for income taxes	(23,355)	3,666	5,614	13,440	18,863
Depreciation and amortization	54,073	58,961	174,345	170,061	236,191
EBITDA (Non-GAAP)	$111,664	$139,895	$443,173	$327,300	$439,773
Adjusted to add (deduct):
Stock-based compensation expense	8,219	7,112	23,621	20,343	27,552
Acquisition, site closure, and idle facility expenses (1)	2,318	551	4,762	1,574	2,112
Restructuring and other charges	143	172	1,738	1,773	2,265
Loss on refinancing	31,365	—	31,365	—	—
(Credit) charges related to legal matters, net (2)	—	(149)	(390)	94,909	96,692
Asset impairment charges	22,784	181	22,888	1,196	1,372
Foreign exchange loss (gain)	3,431	(2,274)	(9,072)	(815)	6,846
(Decrease) increase in tax receivable agreement liability	(20,808)	11,327	(5,701)	26,719	50,680
Other (3)	459	808	829	(814)	150
Adjusted EBITDA (Non-GAAP)	$159,575	$157,623	$513,213	$472,185	$627,442

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	September 30, 2025	December 31, 2024
Term Loan Due 2032	$2,100,000	$—
Senior Notes Due 2032	600,000	—
Term Loan Due 2025	—	191,979
Term Loan Due 2028	—	2,292,856
New Revolving Credit Facility	—	100,000
Gross debt (4)	$2,700,000	$2,584,835
Less: Cash and cash equivalents	201,249	110,552
Net debt (Non-GAAP) (5)	$2,498,751	$2,474,283

	Adjusted EBITDA (Non-GAAP)	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2024	$627,442	$627,442
Less: Nine months ended September 30, 2024	472,185
Add: Nine months ended September 30, 2025	513,213
Last twelve months ended September 30, 2025	$668,470

	Last Twelve Months Ended September 30, 2025	Year Ended December 31, 2024
Net leverage (Non-GAAP) (6)	3.7x	3.9x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; $ in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$18,132	$11,757	$78,360	$(53,134)
Adjusted to add (deduct):
Non-cash interest	9,163	923	16,908	1,552
GAAP (benefit from) provision for income taxes	(23,355)	3,666	5,614	13,440
Amortization	38,647	41,992	127,741	119,481
Stock-based compensation expense	8,219	7,112	23,621	20,343
Acquisition, site closure expenses, and idle facility expenses (1)	2,284	551	4,700	1,574
Restructuring and other charges	143	172	1,731	1,756
Loss on refinancing	31,365	—	31,365	—
(Credit) charges related to legal matters, including interest, net (2)	—	(149)	(390)	95,036
Asset impairment charges	22,784	181	22,888	1,196
(Decrease) increase in tax receivable agreement liability	(20,808)	11,327	(5,701)	26,719
Other (3)	459	808	839	(814)
Provision for income taxes (7)	(16,868)	(15,875)	(65,722)	(48,016)
Net income attributable to non-controlling interests	(15,763)	(11,913)	(41,379)	(32,671)
Adjusted net income (Non-GAAP)	$54,402	$50,552	$200,575	$146,462
Weighted average diluted shares outstanding (Non-GAAP) (8)	324,754	322,946	323,704	319,491
Adjusted diluted earnings per share (Non-GAAP)	$0.17	$0.16	$0.62	$0.46

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2025 primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2024 and the year ended December 31, 2024 primarily included rent for vacated properties.
(2)For the nine months ended September 30, 2024 and the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(3)System implementation expense of $0.3 million and change in fair value of contingent consideration of ($1.0 million), formerly included in their own captions in the non-GAAP reconciliations, for the three months ended September 30, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.0 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the nine months ended September 30, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.4 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the year ended December 31, 2024 have been reclassified to the caption “other” to conform to the current period presentation.
(4)On August 1, 2025, the Company borrowed $2.1 billion under new seven-year term loans (the “Term Loan Due 2032”) pursuant to an amendment to the Term Loan Credit Agreement and completed a private offering of $600 million aggregate principal amount of 6.875% senior secured notes due 2032 at par (the “Senior Notes Due 2032”). The Company used the net proceeds of the Term Loan Due 2032 and the Senior Notes due 2032 to refinance the Term Loan Due 2028 in full, to repay outstanding amounts borrowed under the New Revolving Credit Facility in full, and to pay related fees, premiums and expenses. Refer to Note 15. Debt in the Company’s 2024 Annual Report on Form 10-K for information about the Company’s debt as of December 31, 2024.
(5)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(6)Net leverage was calculated by dividing net debt as of September 30, 2025 and December 31, 2024 by adjusted EBITDA for the last twelve months ended September 30, 2025 and year ended December 31, 2024, respectively.
(7)The non-GAAP effective tax rates for the three and nine months ended September 30, 2025 were 23.7% and 24.7%, respectively. The non-GAAP effective tax rates for the three and nine months ended September 30, 2024 were 23.9% and 24.7%, respectively.
(8)Weighted average diluted shares outstanding for the three and nine months ended September 30, 2025 and 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$460,741	$—	$460,741	$427,345	$—	$427,345
Cost of goods sold (2)	280,463	(12,075)	268,388	249,342	(11,411)	237,931
Gross profit	180,278	12,075	192,353	178,003	11,411	189,414
Gross margin %	39.1%		41.7%	41.7%		44.3%

Selling, general and administrative (3)	37,173	(2,341)	34,832	30,951	(1,931)	29,020
Research and development (4)	55,124	(679)	54,445	57,099	(674)	56,425
Intellectual property legal development expenses	2,378	—	2,378	1,786	—	1,786
Restructuring and other charges	90	(90)	—	17	(17)	—
Credit related to legal matters, net	—	—	—	(149)	149	—
Other operating income	(117)	—	(117)	—	—	—
Operating income	$85,630	$15,185	$100,815	$88,299	$13,884	$102,183

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.1 million and $0.9 million), amortization expense ($10.4 million and $10.3 million), and asset impairment charges ($0.6 million and $0.2 million).
(3)Adjustments for the three months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.8 million and $1.4 million) and site closure costs ($0.5 million in each period).
(4)Adjustments for the three months ended September 30, 2025 and 2024 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,308,874	$—	$1,308,874	$1,245,967	$—	$1,245,967
Cost of goods sold (2)	775,742	(34,121)	741,621	750,167	(35,123)	715,044
Gross profit	533,132	34,121	567,253	495,800	35,123	530,923
Gross margin %	40.7%		43.3%	39.8%		42.6%

Selling, general and administrative (3)	105,114	(6,340)	98,774	95,663	(5,251)	90,412
Research and development (4)	128,003	(2,145)	125,858	123,173	(1,913)	121,260
Intellectual property legal development expenses	6,069	—	6,069	3,778	—	3,778
Restructuring and other charges	773	(773)	—	70	(70)	—
(Credit) charges related to legal matters, net (5)	(390)	390	—	94,909	(94,909)	—
Other operating income	(5,239)	—	(5,239)	—	—	—
Operating income	$298,802	$42,989	$341,791	$178,207	$137,266	$315,473

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the nine months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($2.9 million and $2.7 million), amortization expense ($30.5 million and $31.2 million), and asset impairment charges ($0.7 million and $1.2 million).
(3)Adjustments for the nine months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($4.7 million and $3.7 million) and site closure costs ($1.6 million in each period).
(4)Adjustments for the nine months ended September 30, 2025 and 2024 were comprised of stock-based compensation expense.
(5)Adjustment for the nine months ended September 30, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$125,240	$—	$125,240	$115,638	$—	$115,638
Cost of goods sold (1)	73,808	(48,607)	25,201	52,342	(29,394)	22,948
Gross profit	51,432	48,607	100,039	63,296	29,394	92,690
Gross margin %	41.1%		79.9%	54.7%		80.2%

Selling, general and administrative (2)	33,580	(490)	33,090	27,723	(167)	27,556
Research and development (3)	8,228	(1,843)	6,385	3,998	(258)	3,740
Intellectual property legal development expenses	59	—	59	181	—	181
Restructuring and other charges	—	—	—	—	—	—
Other operating income	—	—	—	(1,030)	1,030	—
Operating income	$9,565	$50,940	$60,505	$32,424	$28,789	$61,213

(1)Adjustments for the three months ended September 30, 2025 and 2024 were comprised of amortization expense ($26.5 million and $29.4 million) and asset impairment charges ($22.1 million and none).
(2)Adjustments for the three months ended September 30, 2025 and 2024 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.1 million and $0.3 million) and site closure costs ($1.7 million and none).

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$361,580	$—	$361,580	$324,913	$—	$324,913
Cost of goods sold (1)	182,686	(114,127)	68,559	143,284	(81,349)	61,935
Gross profit	178,894	114,127	293,021	181,629	81,349	262,978
Gross margin %	49.5%		81.0%	55.9%		80.9%

Selling, general and administrative (2)	94,872	(1,321)	93,551	79,529	(755)	78,774
Research and development (3)	23,353	(3,430)	19,923	13,276	(801)	12,475
Intellectual property legal development expenses	152	—	152	215	—	215
Restructuring and other charges	471	(471)	—	1,024	(1,024)	—
Other operating income	—	—	—	(930)	930	—
Operating income	$60,046	$119,349	$179,395	$88,515	$82,999	$171,514

(1)Adjustments for the nine months ended September 30, 2025 and 2024 were comprised of amortization expense ($92.0 million and $81.3 million) and asset impairment charges ($22.1 million and none).
(2)Adjustments for the nine months ended September 30, 2025 and 2024 were comprised of stock-based compensation expense.
(3)Adjustments for the nine months ended September 30, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.3 million and $0.8 million) and site closure costs ($3.1 million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$198,532	$—	$198,532	$159,485	$—	$159,485
Cost of goods sold	156,268	—	156,268	131,226	—	131,226
Gross profit	42,264	—	42,264	28,259	—	28,259
Gross margin %	21.3%		21.3%	17.7%		17.7%

Selling, general and administrative (2)	15,234	(2,699)	12,535	15,145	(3,545)	11,600
Operating income	$27,030	$2,699	$29,729	$13,114	$3,545	$16,659

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended September 30, 2025 and 2024 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$533,987	$—	$533,987	$492,559	$—	$492,559
Cost of goods sold	429,895	—	429,895	412,423	—	412,423
Gross profit	104,092	—	104,092	80,136	—	80,136
Gross margin %	19.5%		19.5%	16.3%		16.3%

Selling, general and administrative (2)	46,007	(8,099)	37,908	44,694	(10,636)	34,058
Operating income	$58,085	$8,099	$66,184	$35,442	$10,636	$46,078

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the nine months ended September 30, 2025 and 2024 were comprised of amortization expense.